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                                                                      EXHIBIT 11
                          TENET HEALTHCARE CORPORATION

                Statement Re: Computation of Per Share Earnings *
                    (In thousands, except per share amounts)

                                                                               THREE MONTHS ENDED
                                                                                    AUGUST 31,
                                                                            ------------------------
                                                                              1995            1996
                                                                            --------        --------
FOR PRIMARY EARNINGS PER SHARE
Shares outstanding at beginning of period. . . . . . . . . . . . . . . . .   199,938         215,922
Shares issued upon exercise of stock options . . . . . . . . . . . . . . .        54             239
Shares issued in connection with Employee Stock Purchase Plan. . . . . . .         -              77
Other items. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         -               8
Dilutive effect of outstanding stock options . . . . . . . . . . . . . . .     1,898           3,395
                                                                            --------        --------
Weighted average number of shares and share equivalents outstanding. . . .   201,890         219,641
                                                                            --------        --------
                                                                            --------        --------
Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $118,253        $ 72,401
                                                                            --------        --------
                                                                            --------        --------
Earnings per share . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   0.59           $0.33
                                                                            --------        --------
                                                                            --------        --------
FOR FULLY DILUTED EARNINGS PER SHARE
Weighted average number of shares used in primary calculation. . . . . . .   201,890         219,641
Additional dilutive effect of stock options. . . . . . . . . . . . . . . .       417               -
Assumed conversion of dilutive convertible debentures. . . . . . . . . . .    13,530               -
                                                                            --------        --------
Fully diluted weighted average number of shares. . . . . . . . . . . . . .   215,837         219,641
                                                                            --------        --------
                                                                            --------        --------
Net income used in primary calculation . . . . . . . . . . . . . . . . . .  $118,253        $ 72,401
Adjustments:
    Interest expense on convertible debentures . . . . . . . . . . . . . .     3,936               -
    Reduced reimbursement of above interest expense by Medicare. . . . . .    (1,036)              -
    Income taxes on interest less Medicare reimbursement . . . . . . . . .    (1,113)              -
                                                                            --------        --------
Adjusted income used in fully diluted calculation. . . . . . . . . . . . .  $120,040        $ 72,401
                                                                            --------        --------
                                                                            --------        --------
Earnings per share . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   0.56        $   0.33
                                                                            --------        --------
                                                                            --------        --------

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*    All shares in these tables are weighted on the basis of the number of days the shares were outstanding or assumed to be outstanding during each period.


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